Exhibit 99.1

Aptinyx Announces Proposed Public Offering of Common Stock

EVANSTON, Ill., October 20, 2020 – Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today announced that it intends to offer and sell 12,000,000 shares of its common stock in an underwritten public offering. All of the shares sold in the offering will be sold by Aptinyx. Aptinyx also expects to grant the underwriters a 30-day option to purchase up to an additional 1,800,000 shares to be issued and sold in the public offering. The offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size and terms of the offering.

SVB Leerink, Piper Sandler and Cantor are acting as joint bookrunning managers for the offering.

Aptinyx intends to use the net proceeds received from the offering to advance the development of its novel NMDA receptor modulators, including NYX-2925, NYX-783, and NYX-458, in development for chronic pain, PTSD, and cognitive impairment, respectively, and for working capital and other general corporate purposes.

The shares of common stock in the public offering will be issued by Aptinyx pursuant to a shelf registration statement that was previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the public offering will be filed by the Company with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting SVB Leerink LLC, Attention: Syndicate Department, One Federal St., 37th Floor, Boston, MA, 02110, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; or Piper Sandler & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, by telephone at (800) 747-3924, or by email at prospectus@psc.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, NY, 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the potential public offering. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; regulatory developments in the United States and foreign countries; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and in its other filings and reports with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Nick Smith

Aptinyx Inc.

ir@aptinyx.com

847-871-0377

Source: Aptinyx Inc.